Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

INDUSTRIAL REAL ESTATE LEASE

(Multi- Tenant Facility)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01.
Date of Lease:
April 23rd, 2018

Section 1.02.
Landlord: [REDACTED]

Section 1.03.
Tenant : MM Development Company, Inc., a Nevada corporation, and, Planet 13 Holdings, Inc., a Canadian corporation, jointly and severally (collectively dba "Planet 13")

Address of Tenant:
2548 West Desert Inn Road, Las Vegas, Nevada 89109

Section 1.04.
Premises: The Premises is part of Landlord% multi-tenant real property development known as 2548 W. Desert Inn Rd., Las Vegas, Nevada and described or depicted in Exhibit "A.I" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Premises is an approximate 112,663 square foot office and warehouse building situated on a portion of a 9.14 acre parcel of land located at 2548 W. Desert Inn, Las Vegas, Nevada, APN 162-08-805-009, inclusive of a portion of yard and parking area as shown on Exhibit "A.2" attached hereto.

Section 1.05.
Lease Term: Seven (7) years beginning May 01, 2018 ("Commencement Date"), or such other date as is specified in this Lease, and ending on April 30, 2025.

Section 1.06.
Permitted Uses: (See Article Five) Tenant shall utilize the Premises for general office, administrative purposes, and retail sales of a Marijuana dispensary, Marijuana production (including but not limited to the installation and operation of a commercial kitchen, and other ancillary uses which may include smoking lounge/cafe, a nightclub, and other related uses and all related uses compliant with the laws of the State of Nevada as may be approved by Landlord in its reasonable discretion. Notwithstanding anything contained in the foregoing Tenant shall not conduct any grow facilities on the Premises.

Section 1.07.
Performance Deed of Trust in Lieu of Guaranty. In lieu of a personal guaranty MM Development Company, Inc., a Nevada corporation, having a financial interest in Tenant shall pledge, in the form of a Performance Deed of Trust (the "Lease Guaranty Deed of Trust") all of its right, title and interest in and to that certain real property more fully described in Exhibit "D" attached herewith and incorporated herein by this reference, and as more fully set forth in Section 13.18.

Section 1.08.
Brokers: (See Article Fourteen)

[REDACTED]

Section 1.09.
Commission Payable to Landlord's Broker: (See Article Fourteen) Per separate agreement

Section 1.10.
Initial Security Deposit: (See Section 3.03) $95,396.00

Section 1.11.
Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05)

Section 1.12.
Rent and Other Charges Payable by Tenant:

(a)
BASE RENT:

Period
/ SF / Month
$ / Month

[REDACTED]

Tenant shall be responsible for NNN expenses for the months Base Rent is abated.

(b)            OTHER PERIODIC PAYMENTS: This Lease is net-net-net and Tenant shall be required to pay all of the following: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4,03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant shall pay its pro rate share of Common Area Expenses currently estimated at $0.10 per sq. ft. of the Premises or $12,663.00 per month (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six). All of the foregoing shall be deemed "Additional Rent". As utilized in this Lease the term "Rent" shall be deemed to include Additional Rent and Base Rent. All Additional Rent is subject to increase in an amount and basis as determined by the Landlord as more fully discussed in Article Four below. Tenant's initial pro rata share of all Common Area Expenses is 70.428% of the total.

Section 1.13.
Landlord's Share of Profit on Assignment or Sublease: (See Section 9.05) five percent (5%) the Profit (the "Landlord's Share").

Section 1.14.
Exhibits/Riders: The following Exhibits are attached to and made a part of this Lease:

Exhibit "A. l" -Site Plan (Project and Premises Description)
Exhibit "A.T" -Yard & Parking Area
Exhibit "B" -Condition of Premises; Tenant Improvement
Exhibit "C" -Rules & Regulations
Exhibit "D" -Performance Deed of Trust

Section 1.15. Option to Extend: So long as Tenant has not been in default of the terms of this Lease Tenant shall be granted two (2) options to renew the Lease each for an additional eighty-four (84) month term upon the same terms and conditions of this Lease, with the exception that the Base Rent shall be adjusted to include Base Rental increases of five percent (5.0%) per annum. Tenant must notify Landlord of its intent to exercise the Option by providing Landlord with written notice no less than six (6) months and no more than nine (9) months prior to the expiration of the Lease Term. This option is assignable by Tenant provided any such assignee has agreed to be bound by the provisions of this Lease and such assignment is in compliance with any other requirements applicable to an assignment as may be set forth herein.

Section 1.16. Payments by Check. All payments due to Landlord of Rent, Additional Rent, or otherwise, shall be payable by electronic who transfer or check (supported by good fluids). Cash payments will not be accepted except in such circumstances wherein Tenant, through no fault of its own, is unable to utilize a banking institution due to the nature of Tenant's business operations. In such circumstances, Landlord may accept cash payment in order to avoid a default by Tenant, but only until Tenant is able to re-establish a banking relationship whereby Tenant will be able to again commence payment by check or wire transfer. Notwithstanding the foregoing, Landlord shall only be obligated to accept cash payment (and only under the circumstances described above) for a period of up to three (3) months.

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Premises For Lease Term; "Commencement Date". Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number: of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60)-day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. Early Occupancy; Tenant Access; Other Access. Tenant shall be allowed early occupancy of the Premises, subject to the payment of utilities and the option fee per the Proposal to Lease dated October 6, 2017 executed between Landlord and Tenant, upon full execution of the Lease including providing Landlord with a Certificate of Insurance as provided herein and payment of all monies due at execution until the date of Lease Commencement. Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall be granted access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant acknowledges and agrees that the Premises is part of a larger project and ingress and egress over the various properties comprising the project is hereby permitted. Specifically, and without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that Building 3 depicted on Exhibit "A" shall have ingress and egress through, on and over the driveways on Highland Drive and/or Desert Inn Road in a manner reasonably acceptable to both Tenant and Landlord.

Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from. Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased to one hundred fifty percent (125%) of the then applicable Base Rent.

Section 2.05. Option to Extend. As stated in Paragraph 1.15 above.

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease Tenant shall pay the first installment of Base Rent ($69,287.75), the first installment of monthly estimated nnn expenses ($12,663.00) and a Security Deposit in the amount of $95,396.00, Tenant shall thereafter pay Landlord the Base Rent amount stated in Paragraph 1.12(a) above for the fourth month of the Lease Term. On the first day of the fourth month of the Lease term and each month thereafter, Tenant shall pay Landlord the Base Rent in advance without offset, deduction or prior demand. The Base Rent, and any other payment required hereunder shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

Section 3.02.
Rent Increases. Increases in Base Rent shall be pursuant to Paragraph 1.12 above.

Section 3.03.
Security Deposit; Increases.

(a) Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Section 3.04. Termination; Advance Payments; Landlord's Termination Right. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refined or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease. Following the initial Lease Term, and in the event Tenant has properly exercised its options to extend the Lease as set forth in Section 1.15, in the event Landlord determines that it desires to redevelopment either the Project or the Premises, based upon a bona fide plan acceptable to the Landlord, Landlord shall have the right to terminate the Lease conditioned upon the following: (a) the termination right shall only become effective during an option period (said termination rights shall not be available to Landlord during the initial Lease Term); (b) Landlord shall provide written notice to the Tenant of the exercise of the termination right thirty (30) days prior to the effective date of termination; (c) within thirty (30) days of Landlord deriving at an acceptable redevelopment plan, or receiving an acceptable letter of intent, offer, or similar memorandum of interest concerning such plan of redevelopment of the Property, Landlord shall inform Tenant, in writing, of such plan or interest from a third party (the "ROFR Notice") and continue to update Tenant on a monthly basis regarding the progress of any negotiations; and (d) in the event Landlord ultimately desires to exercise its termination right, Tenant shall have a right to purchase the Premises ("Tenant's Right of First Refusal") on the exact terms of sale being offered to Landlord in the event landlord is selling the Premises. If Tenant does not exercise Tenant's Right of First Refusal within ten (10) days of the Landlord's delivery of the ROFR Notice described above, Landlord may proceed to terminate the Lease and shall pay Tenant a maximum termination fee of Four Hundred Fifty Thousand Dollars ($450,000.00) amortized over sixty (60) months. By way of example, in the event Landlord exercises the termination right and the effective date of the termination is the first day of the option term the termination fee would be Four Hundred Fifty Thousand Dollars ($450,000.00). If Landlord exercises its termination right and the effective date of the termination is half way through the option term, the termination fee would be Two Hundred Twenty-Five Thousand Dollars ($225,000.00). For further clarity, in the event the termination right is exercised and the effective date of the termination is ninety percent (90%) of the way through the option term, the termination fee would be Forty-Five Thousand Dollars ($45,000.00) (the remaining 10% of the full termination fee). Payment of the termination fee (if such right is exercised) shall be made by Landlord in one (I) lump sum payment. Tenant's Right of First Refusal shall be evidenced by a Memorandum of Right of First Refusal in a form acceptable to Landlord in its sole discretion, to be executed by Tenant and Landlord and recorded in the official records of the Clark County Recorder concurrently with the execution of this Lease.

Notwithstanding anything contained herein to the contrary, Landlord may not exercise the termination right set forth in this Section 3.04 if any of the anticipated future uses involves any marijuana related business or establishment that exceeds up to twenty percent (20%) of the Premises. The foregoing limitation shall terminate five (5) years from the date Landlord exercises the termination right set forth in this Section..

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent" Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes on the Premises (including any fees, taxes or assessments against, or as a result o£ any tenant improvements installed on the Premises by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. If Tenant fails to pay the real property taxes whene due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent such failure to pay by Tenant shall be a default hereunder.

(b) Definition of "Real Property Tax". "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Premsies or against Landlord's business of leasing the Premises; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises due to a change of ownership, as defined by applicable law, or othertransfer of all or part of Landlord's interst in the Premises; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

(c) Joint Assessment. If the Premises is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

(d) Personal Property Taxes.

(1)            Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Premises.

(ii)            If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable and objective determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be [REDACTED] oroccurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. To the extent that, in Landlord's reasonable determination Tenant's existing policies of insurance are insufficient to protect Landlord's reasonable interests, Landlord may also obtain comprehensive public liability insurance in an amount and with coverage reasonably determined by Landlord to be necessary for the purpose of insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b) Premises and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Premises in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Premises. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Five Thousand Dollars ($5,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Premises showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a Certificate of Insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d) General Insurance Provisions.

(i)    Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Tenn without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" or A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant

(iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Common Areas; Use, Maintenance and Costs.

(a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways. sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities ('including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Notwithstanding the foregoing, Landlord may not make any substantive or unreasonable changes to the Common Areas which in any way alter the access to the Premises from surrounding surface streets nor which substantively or unreasonably interfere with the interior traffic flow or parking serving the Premises. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Premises.

(b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. Tenant shall not interfere with the rights of Landlord, or other tenants or any other person entitled to use the Common Areas.

(c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the vehicle parking spaces within the yard of their Premises (see Subject area in Exhibit "A.2") of the Lease without paying any additional rent. Tenant's parking shaft not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project, other than within the yard area of their Premises, or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveway, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks vehicles in the common area of the Project of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle. The common area as illustrated in Exhibit "A" shall be used solely for the purposes of ingress/egress and for common, day-use only parking for customers of the Project

(d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, in a commercially reasonable condition. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used In the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement, pavement replacement, exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed ten percent (10%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. Notwithstanding the foregoing, Common Area costs shall not include: (1) the initial costs of equipment properly chargeable to a capital account using generally accepted accounting principles consistently applied or the original costs of constructing the Premises/Common Areas; (2) expenses for which the Landlord is or will be reimbursed by another source, including but not limited to repair or replacement of any item covered by warranty; (3) costs incurred to benefit ( or as a result of) a specific tenant or items and services selectively supplied to any specific tenant; (4) expenses for the defense of the Landlords title to the Property; (5) depreciation and amortization of the Premises or financing costs, including Interest and principal amortization of debts; (6) charitable, lobbying, special interest or political contributions; (7) costs of improving or renovating space for a tenant or space vacated by a tenant; (8) costs to correct original or latent defects in the design, construction or equipment of the Premises/Common Areas; (9) expenses paid directly by any tenant for any reason (such as excessive utility use (10) any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard; and (1 1) cost of the initial stock of tools and equipment for operation, repair and maintenance of the Premises/Common Areas.

(e) Tenant's Share and Payment. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenants pro rata share shall be calculated by dividing the square foot area of the Premises, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenants initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlords election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Landlord shall keep records showing all expenditures incurred as Common Area costs, Landlord's Insurance and Real Property Taxes for each calendar year for a period of one (1) year following each year, and such records shall be made available for inspection and photocopying by Tenant and/or its agents during ordinary business hours in the city in which the Premises are located. Any dispute with respect to Landlord's calculations of Tenant's share of Common Area costs shall be resolved by the parties through consultation in good faith within sixty (60)days. However, if the dispute cannot be resolved within such period, the parties shall request an audit of the disputed matter from an independent, certified public accountant selected by both Landlord and Tenant, whose decision shall be based on generally accepted accounting principles and shall be final and binding on the parties. If there is a variance of seven percent (7%) or more between said decision and the Landlord's determination, Landlord shall pay the costs of said audit and shall credit any overpayment toward the next rent payment falling due or pay such overpayment to Tenant within thirty (30) days. If the variance is less than seven percent (7%), Tenant shall pay the cost of said audit.

(f)     Cap on Controllable Common Area Costs. Tenant shall not be obligated to pay for Controllable Common Area Costs in any year to the extent they have increased by more than five percent (5%) per annum, compounded annually on a cumulative basis from the first full calendar year following the Commencement Date during the Term. For purposes of this Section, Controllable CommonArea Costs shall mean all Common Area costs as set forth in this Section of the Lease, except for taxes, insurance premiums, costs in connection with adverse weather conditions (including, without limitation, snow removal), and repairs or maintenance necessary exclusively as a result of activities of Tenant or its agents at the Project and utility costs. Controllable Common Area Costs shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Common Area Costs shall be determined on Common Area costs as they have been adjusted for vacancy or usage pursuant to the terms of the Lease. In the event the original Premises is expanded, the first full calendar year following any expansion shall become the base year for the purposes of calculating the cap on increases to Controllable Operating Expenses after any such expansion date.

Section 4.06. Late Charges. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to one percent (I%) of the overdue amount per each day such payment is late up to a maximum of ten percent (10%) if such payment is ten (10) or more days late. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of (i) the prime rate then in effect plus five percent (5%) per annum; or (ii) fifteen percent (15%) from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. As used herein, the term "prime rate" shall mean the prime rate as published in the Money Rates Section of The Wall Street Journal; however, if such rate is, at any time during the term of this Agreement, no longer so published, the term prime rate shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a prime, base or reference rate.

Section 44)8. Impounds for Insurance Premiums and Real Property Taxes. If requested by any lender to whom Landlord has granted a security interest in the Premises, or if Tenant is more than ten (10) days late in payment of Rent more than once in any consecutive twelve (12) month period,Tenant shall pay landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PREMISES

Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.06 above. To Landlord's best knowledge and belief the Permitted Uses are not prohibited by any CC&Rs, loan covenants, declarations, or any other document or agreement which would preclude the use of the Premises for marijuana related uses or which otherwise would prohibit any uses.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide,. DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Except in instances where such use is reasonable or customary, as defined below, for Tenant's Permitted Uses. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sub-lessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Premises. Reasonable and customary use shall mean Tenant's use of chemicals, compounds, and materials in the formulation and production of goods, which uses are both reasonable and customary in the manufacturing industry, including marijuana production facilities, and which Permitted Uses are permitted and approved under applicable federal, state or local laws.

Section 5.04. Signs and Auctions. Landlord shall permit Tenant to install signage on the Premises subject to Landlord's prior written approval, which approval may not be unreasonably withheld, conditioned or delayed. Additionally, at Tenant's cost, Tenant shall have the right to place signage on the east face of the 3290 S. Highland building (the wall that faces the common parking area of the Premises). Said signage will be affixed in a manner deemed appropriate by the Landlord to such standards as may be adopted by the Landlord in its reasonable discretion. All such signage must be in compliance with all State, County, Municipal and local codes and restrictions, as applicable. Tenant shall be responsible for any and all costs related to said signage. Tenant shall not conduct or permit any auctions or sheriffs sales at the Premises. Please see Exhibit "C" attached.

Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or wilful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable. Notwithstanding anything contained in the foregoing, Tenant's obligation to indemnify and hold Landlord harmless shall not include any cost, claim or liability arising from, or in connection with those specific environmental conditions disclosed by Landlord in that certain Phase I Environmental Site Report conducted by SCS Engineers (Project No. 01212007.00), dated February 8, 2012 and that certain Ground Water Monitoring Report (201724) conducted by OGI Environmental, dated January 10, 2018 (collectively the "Identified Environmental Issues"). Landlord agrees to indemnify, defend and hold Tenant harmless from claims which may arise directly from the Identified Environmental Issues. Additionally, and except as otherwise herein provided, Landlord and its successors and assigns shall indemnify, defend, and hold Tenant harmless from and against any and all subterranean environmental damages, including the cost of remediation, which result from Hazardous Substances which existed in any subterranean portion of the Premises prior to Tenant's occupancy, or which are caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

Section 5.06. Landlord's Access. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place "For Sale" or "For Lease" signs on the Premises upon the following conditions: (a) Tenant has notified Landlord that it does not intend to exercise a renewal option; (b) the period of time in which the Tenant was to have exercised a renewal option has lapsed; (c) the Lease has otherwise been terminated pursuant to the terms of the Lease; or (d) Tenant is in the process of vacating or otherwise abandoning the Premises. Landlord acknowledges that the Tenant will have certain obligations relating to the Permitted Use which may limit Landlord's right to access some or all of the Premises and which may require that the Landlord is accompanied by a representative of Tenant during any such access. Landlord shall comply with all of Tenant's security protocols and requirements. Except in the case of emergency, Landlord's access rights granted in this Section 5.06 shall be further subject to all applicable regulations relating to the Permitted Use.

Section 5.07. Quiet Possession. If Tenant is not in default of any of the provisions hereof and pays all Rent and other charges described herein and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the MI Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OP' PREMISES: MAINTENANCE. REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Premises in its "AS IS", "WHERE IS" condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any Broker with respect thereto.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

Section 6.03. Landlord's Obligations.

(a)     Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, pre-existing underground utilities, exterior walls and roof of the Premises (excluding painting the exterior surface of the exterior walls of the Premises which shall be an obligation of Tenant, if necessary in Landlord's discretion). However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. In no event shall the Landlord be obligated to maintain the heating or air conditioning systems, or any other HVAC/ventilation facilities located in the Premises, all of which shall be the responsibility of Tenant.

(b)    Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair.

Section 6.04. Tenant's Obligations.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed ventilation, heating and air conditioning contractor. If any part of the Premises or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a) After the initial Tenant Improvements more fully described in Exhibit "B", Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Fifty Thousand Dollars ($50,000) in cost annually and which are not visible from the outside of any building of which the Premises is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least thirty (30) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Premises.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (i.e., less than fifty percent (50%) of the Premises is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the. Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect in which case Tenant shall repair any damage to the Premises and any building in which the Premises is, located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

(c) If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. If the Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Premises at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Premises.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first If more than twenty percent (20%) of the floor area of the building in which the Premises is located, or which is located on the Premises, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is an entity, any cumulative transfer of more than twenty-five percent (25%) of the entity (whether stock, membership interests, partnership interests, or otherwise) interests shall require Landlord's written consent If Tenant is a corporation, any change in the ownership of a twenty-five percent (25%) or more interest of the voting stock of the corporation shall require Landlord's consent. Notwithstanding the two immediately preceding sentences, Landlord acknowledges that Tenant is currently anticipating transitioning into a publicly-traded entity whose shares are freely traded on one or more public markets. The restrictions on transfer of ownership of more then twenty-five percent (25%) of the stock/voting stock of the Tenant shall not require Landlord's consent in the event that: (i) Tenant's stock is listed on a domestic or reputable foreign public exchange within three (3) years of the Date of Lease; and (ii) the Tenant entity has a minimum net worth of Fifty Million Dollars ($50,000,000.00) at the time of such transfer.

Section 9.02. Tenant Affiliate/Ancillary Uses. Tenant may assign this Lease once during the initial Lease Term, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease, and there shall be no release of the Tenant (or any Guarantor) upon such assignment Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to sublease any portion of the Premises to a user for a use which is complementary or ancillary to the Permitted Uses upon obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing Tenant shall at all times be and remain primarily responsible for performance of the obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Premises, Tenant shall have the right, but not the obligation, to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05. Landlord's Consent.

(a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the Rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant.

(b) If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation wider this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all sub-tenancies or succeed to the interest of Tenant as sub-Landlord under any or all sub-tenancies.

ARTICLE TEN: DEFAULTS: REMEDIES

Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Premises or if Tenant's vacation of the Premises lasts longer than fifteen (15) days or results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay Rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

(e) If Tenant attempts to revoke or otherwise terminate, or purports to revoke or otherwise terminate, the Lease Guaranty Deposit or the Security Device.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)           Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and Recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. in such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" Rent or other Rent concession, such postponed Rent or "free" Rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial Rent payable under this Lease.

Section 10.05. Optional Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall, at Landlord's option, terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof; including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such sacrament or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a) Upon Landlord's written request, Tenant shall immediately execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within five (5) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such five (5) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

(c) Upon the request of Tenant, Landlord shall deliver an estoppel certificate of the same type, and in the same manner as applicable to Tenant pursuant to Sections 11.04(a) and (b).

Section 11.05. Tenant's Financial Condition. No more than once per calendar year, and within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, and no more than once per calendar year, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Tenant's obligation to deliver the foregoing financial information shall be conditioned on receiving a commercially reasonably nondisclosure agreement from Landlord and any party which will be given access to such financial information.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent wider Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. Landlord's liability; Certain Duties.

(a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or Project or the leasehold estate under a ground lease of the Premises or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Premises and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.02. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.03. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents' employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

Section 13.04. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13,05. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. An notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.06. Waivers. All waivers must be in writing and signed by the waiving party. Landlords failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.07. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.08. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant However, Landlord shall have no obligation to Tenant's successor unless the rights of interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of Nevada shall govern this Lease.

Section 13.09. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

Section 13.10. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.11. Reserved.

Section 13.12. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.13. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 13.14. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: Jones Lang LaSalle, whom represents the Landlord in this transaction.

In the event that Jones Lang LaSalle represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

Section 13.15. Confidentiality. Tenant acknowledges that the terms and conditions contained herein and the details of this Lease will remain confidential between the parties and any proposals, lease drafts, leases or summaries of any kind will be distributed, copies or otherwise transmitted, orally or in writing to any other person of entity.

Section 13.16. Special Provisions; Tenant's Use.

(a) Tenant represents and warrants that their use of the Premises will be in compliance with all applicable local and state law. Additionally, Tenant is of the opinion that even though their use is in conflict with Federal law, Tenant believes that Federal policy is such that the Federal government, or any agency thereof will not prosecute Landlord for Tenant's use of the Premises.

(b) Tenant and the principals of Tenant shall indemnify, defendant, and hold harmless Landlord (including its affiliates or employees), from loss and/or action taken by a governmental entity, or agency of competent jurisdiction, as a direct result of Tenant's use of the Premises.

Notwithstanding the above, Landlord may consider accepting an insurance policy or bond that will adequately cover Landlord's risk exposure with respect to Tenant's use.

(c) In the event of any action taken against Landlord (including its affifliates or employees) by a governmental entity, or agency of competent authority in which Landlord (including its principals, affiliates, or employees) is at risk of civil or criminal action as a result of Tenant's occupancy and/or use of the Premises, then Landlord may require an immediate termination of the use in question at the Premises. Without limiting the generality of the foregoing, a cease and desist letter (or similar directive) directed to Landlord from a governmental authority of appropriate jurisdiction shall be included in the definition of an "action".

Section 13.17. Access to Building Three. Building Three, positioned at the north-east corner of the Property, is currently unoccupied and inhabitable. This building is also land-lock by the yard and parking area of the Premises. Should Landlord wish to improve Building Three and re-tenant same, then Tenant shall permit reasonable access through their yard and/or parking area for 24/7 access to Building Three, subject to compliance with applicable laws and regulations applicable to Tenant's Permitted Use.

Section 13.18. Lease Guaranty Deed of Trust - Replacement. In lieu of a personal guaranty, the Performance Deed of Trust attached herewith as Exhibit "D" shall be recorded against the property described therein, commonly known as [REDACTED] (collectively the "Pledged Property"). The Lease Guaranty Deed of Trust shall serve as collateral for the obligations of Tenant to secure the performance of Tenant's obligations as set forth in Section 6.06 of the Lease relating to the condition of the Premises upon expiration or earlier termination. [REDACTED.] At any time during the terms of this Lease or any renewal thereof, Tenant may satisfy the obligations of the Lease Guaranty Deed of Trust and cause it to be reconveyed by Landlord by posting a security bond in favor of Landlord in the amount of Six Hundred Thousand Dollars ($600,000.00) in a form acceptable to Landlord in its commercially reasonable discretion, or by posting an additional cash security deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00).

*** SIGNATURES ON NEXT PAGE ***

Landlord and Tenant have executed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits which are attached to or incorporated by reference in this Lease.

“LANDLORD”
“TENANT”

[REDACTED]
MM DEVELOPMENT COMPANY, INC.,
A NEVADA CORPORATION

By: /s/ Robert A. Groesbeck
Robert A. Groesbeck, President

PLANET 13 HOLDINGS, INC.,
A CANADIAN CORPORATION

By: /s/ Robert A. Groesbeck
Robert A. Groescbeck, Co-CEO

By: /s/ Larry Scheffler
Larry Scheffler, Co-CEO

Exhibit “A”

EXHIBIT "Al"

SITE PLAN

(PROJECT AND PREMISES)

EXHIBIT "A.2"

YARD & PARKING AREA

EXHIBIT "B"

CONDITION OF PREMISES; TENANT IMPROVEMENT

Notwithstanding anything contained within the Lease to the contrary, Tenant shall accept the Premises in an "AS IS", "WHERE IS" condition.

Tenant shall cause the following improvements to be made to the Premises at Tenant's sole cost and expense:

1.Tenant, at Tenant's sole cost and expense, shall build out a minimum of One Million Dollars
($1,000,000) of Tenant Improvements to the Premises within the firth twelve (12) months of the Lease Term. The improvements include but are not limited to the following:

Tenant, at Tenant's sole cost and expense, shall build out a minimum of One Million Dollars ($1,000,000) of Tenant Improvements to the Premises within the first twelve (12) months of the Lease Term. The improvements include, but are not limited to the following: renovation of approximately 9,000 square feet of existing office space, and development of approximately 16,200 square feet of dispensary floor space, including operational support facilities, in addition to exterior elevation improvements. Total cost of these initial improvements are estimated at between $5,000,000-$6,000,000 (Tenant's Work).

Any and all other Tenant's Work and other improvements and expenses associated with the Premises shall be paid for by Tenant."

("Tenant's Work"). [Tenant's Work shall include the construction of demising gates and fences to separate the Premises from remainder of the Project].

Any and all other improvements and expenses associated with the Premises shall be paid for by the Tenant.

Exhibit "1"

Refer to Exhibit "A.1", the Site Plan.

EXHIBIT "C"

RULES AND REGULATIONS

(ATTACHED TO AND MADE A PART OF THIS LEASE)

Dated: February 01, 2018

By and Between: The Gabriel Gomes Saia, Jr. Revocable Living Trust ("Landlord') and MM Development Company, LLC ("Tenant").

General rules

1. Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways and walkways.

2. Landlord reserves the right to refuse access to any persons which Landlord, in good faith, judges to be a threat to the safety, reputation, or property of the Project and its occupants.

3. When reasonably appropriate and when not in direct conflict with Tenant's Permitted Use, Tenant shall perform all daily work activities with the roll-up door(s) closed to abate any excessive noise pollution.

4. Tenant shall not make or permit any noise or odors that unreasonably annoy or interfere with other Tenants or persons having business within the Project.

5. Tenant shall not keep animals or birds within the Project and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

6. Storage of items in the yard of the Premises shall be permitted so long as such storage is kept in an orderly fashion and free of debris. Storage of inoperable vehicles, inoperable equipment, and fallow materials shall not be permitted.

7. Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

8. Tenant shall have signage rights upon Landlord's approval, which shall not be unreasonably withheld. Tenant shall be responsible for all costs related to Tenant Signage.

9. Landlord will furnish Tenant, free of charge, with a key to each door in the Premises of which Landlord has hi its possession of same. Landlord may charge a reasonable fee for any additional keys. Tenant shall be responsible for changing any lock or installing new or additional locks or any bolts on any door of the Premises.

10. Tenant shall not deface the walls, partitions or other surfaces of the Premises or Project.

11. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as reasonably approved in advance by Landlord.

12. Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13. Tenant shalt not use or keep in the Premises or the Building any unapproved kerosene, gasoline, or flammable or combustible fluid or material, or use any method of heating or air conditioning other than as are typically found in projects or operations of similar type and quality in the Las Vegas area, or those that have been previously approved in writing by Landlord and/or by applicable governmental authorities.

14. The Premises shall not be used for Commercial lodging.

15. Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

16. The washroom partitions, minors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

17. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

18. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

19. Tenant assumes all risk from theft or vandalism and agrees to keep its Premises locked as may be required.

20. Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration in any part of the Project

21. Tenant shall be responsible for any damage to the Project and/or Premises arising from such activity as moving of furniture, freight and equipment

22. Reserved.

23. Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

24. Reserved.

25. Reserved.

26. Landlord reserves the right to waive anyone of these rules and regulations and/or to any particular Tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Tenant

27. Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Tenant agrees to abide by these and such reasonable rules and regulations.

28. Tenant will be required to furnish their own trash dumpster at Tenant's expense. Trash dumpsters maintained by Tenant shall be stored within the yard of Tenant's Premises at all times except on pick-up days. Should Landlord provide trash dumpsters as part of the Common Area Maintenance, such dumpsters are to be used for common area refuse only. No Equipment, production materials, or any other discards are to be placed in the common area dumpsters or dumpster enclosures. Any cardboard boxes shall be cut up and/ or flattened and placed in the dumpster utilizing as little space as possible. The dumpster is full, waste will be stored in Tenant's lease space until the dumpster is emptied.

PARKING RULES

1. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

2. The maintenance, of vehicles in the parking area or common area is prohibited. Tenant shall be permitted to wash their vehicles within the yard of their Premises, conditioned upon (a) no water runoff shall travel to the common areas or to any other area for the exclusive use of other tenants; and (b) Tenant shall be responsible for damage caused to the pavement as a result of their washing activities.

3. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

4. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles". No unauthorized parking of recreational vehicles, motor homes, boats and/ or trailers, is permitted within the Project

5.
Tenant's service vehicles, if any, shall be parked within the yard of their Premises warehouse at night.

6. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

7. Landlord reserves the right to modify these rules and/ or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

EXHIBIT "D"

Escrow No.

When Recorded please send to:

PERFORMANCE DEED OF TRUST

This Performance Deed of Trust ("Deed of Trust"), made this 24th day of April, 2018, between MM DEVELOPMENT COMPANY, INC., a Nevada corporation, herein called TRUSTOR herein, whose address is 2548 W. Desert Inn Road, Las Vegas, Nevada 89109; FIRST AMERICAN TILEI_ whose address is 2500 N. Buffalo #150 Las VNevada 89128, herein called TRUSTEE, [REDACTED] herein called BENEFICIARY.

Witnesseth: That Trustor IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in Nye County, Nevada, described as follows:

PARCEL 1:

TOWNSHIP 12 SOUTH, RANGE 47 EAST, M.D.B.&M., SECTION 30; GOVERNMENT LOT 2 OF THE NORTHWEST QUARTER (NW 1/4).

PARCEL 2:

THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) AND THAT PORTION SOUTH OF THE CENTER LINE OF BEAM AIRPORT ROAD, OF THE NORTHEAST QUARTER (NE 1/4) OF TIM NORTHWEST QUARTER (NW 1/4) OF SECTION 30, TOWNSHIP 12 SOUTH, RANGE 47 EAST, M.D.B.&M., AS MORE FULLY SET FORTH IN THAT CERTAIN MAP ATTACHED AS EXHIBIT "AS" TO THAT OFFER OF DEDICATION OF STREET/ROAD RIGHT-OF-WAY RECORDED ON SEPTEMBER 28, 2007, AS FILE NO. 694944 OF NYE COUNTY, NEVADA.

Assessor's Parcel Nos. 018-37-16 and 018-37-17

This Deed of Trust is given for the purpose of securing full and timely performance of Trustor's obligations as set forth in that certain Industrial Real Estate Lease (Multi-Tenant Facility) dated April -1.kt 2018, and specifically Tenant's obligations set forth in Sections 6.06 and 13.18 thereof. A copy of said Lease is attached hereto as Exhibit "A" and incorporated herein by this reference. In the event of default as set forth in the Lease, and resulting foreclosure, Beneficiary shall be entitled to credit bid all amounts reasonably expended in connection with the referenced Sections of the Lease, including without limitation any attorney fees and costs incurred together with any foreclosure fees, costs or expenses incurred.

The undersigned Trustor requests that a copy of any Notice of Default and of any Notice of Sale hereunder be mailed to 2548 W. Desert Inn Road, Las Vegas, Nevada 89109 hereinbefore set forth.

MM DEVELOPMENT COMPANY, INC

By:	/s/ Robert A. Groesbeck
Its: President

INDUSTRIAL REAL ESTATE LEASE

(Multi- Tenant Facility)

ADDENDUM:

This addendum is made this 23rd day of April, 2018, and is added to and amends that certain agreement and between MM Development Company, Inc. as Tenant [REDACTED] Landlord, which agreement is dated 23rd day of April, 2018.

Recitals

WHEREAS, the lease requires the signatures of Robert Groesbeck and Larry Scheffler as co-CEOs of Planet 13 Holdings, Inc., which entity exists at this time under the name of Carpincho Capital Corp., a Canadian public company.

WHEREAS, MM Development Company, Inc. has engaged in a reverse take-over process with Carpincho Capital Corp., with the share exchange agreement anticipated to be signed on or around April 26, 2018, and public disclosures have been made regarding a subsequent name change of Carpincho Capital Corp. to Planet 13 Holdings, Inc., and that the Canadian public company will be a tenant at the facilities described herein.

WHEREAS, MM Development Company, Inc. is indirectly owned 47% by Robert Groesbeck, 47% by Larry Scheffler, and 6% by Chris Wren, all of whom have approved and committed to the reverse take-over transaction.

WHEREAS, pursuant to the reverse take-over transaction, Robert Groesbeck and Larry Scheffler will hold a majority of the shares of Carpincho Capital Corp., and have agreements to be appointed as the co-CEO's of Carpincho Capital Corp. for a term of 5 years, and further are designated as directors of the public company following the close of the transaction.

WHEREAS, immediately after the consummation of the reverse take-over, Carpincho Capital Corp. shall file a name change to Planet 13 Holdings, Inc.

NOW THEREFORE, Robert Groesbeck and Larry Scheffler, individually, do hereby covenant and agree as follows:

1. Upon appointment as co-CEOs of Planet 13 Holdings, Inc., they shall immediately execute this lease agreement as corporate officers of Planet 13 Holdings, Inc. and Planet 13 Holdings, Inc. shall have all obligations and rights arising under this lease upon such execution.

2. They shall notify all investors and make such disclosures as necessary to put all parties on notice, public or otherwise, that a requisite event of the reverse take-over described in the recitals to this lease addendum includes that Planet 13 Holdings, Inc. shall enter into the lease agreement as a tenant on or immediately after the close of the reverse take-over transaction.

By: /s/ Robert A. Groesbeck
Date: 4-23-18
Robert A. Groesbeck, individually

By: /s/ Larry Scheffler
Date: 4-23-18
Larry Scheffler, individually

INDUSTRIAL REAL ESTATE LEASE
(Multi- Tenant Facility)

ADDENDUM, page 2:

Addendum acknowledged and accepted by:

"LANDLORD"

[REDACTED]